Exhibit 99.7

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the Registration Statement, including in the section “Management,” filed by WildHorse Resource Development Corporation on Form S-1 and each related prospectus and each further amendment or supplement thereto.

Dated: November 23, 2016	/s/ Jonathan M. Clarkson
Name: Jonathan M. Clarkson